EXHIBIT 99.1
Blue Hills Bancorp, Inc. Announces First Quarter 2015 Earnings
NORWOOD, Mass.--(BUSINESS WIRE)—Blue Hills Bancorp, Inc. (the “Company” or "Blue Hills Bancorp") (NASDAQ: BHBK), the parent of Blue Hills Bank (the "Bank"), today announced net income of $1,306,000 for the first quarter of 2015 compared to net income, excluding certain nonrecurring items, of $2,563,000 for the fourth quarter of 2014 and net income of $435,000 for the first quarter of 2014.

The following nonrecurring items were excluded from the results discussed above for the fourth quarter of 2014 and the first quarter of 2014 (see page 12 for a reconciliation of GAAP to non-GAAP measures; no items were excluded from the first quarter of 2015).

•	A gain of $182,000 for the quarter ended December 31, 2014 related to non-taxable death benefits received on bank-owned life insurance.

•
Pre-tax expenses of $775,000 and $488,000, respectively, for the quarter ended March 31, 2014, related to the January 2014 Nantucket Bank acquisition and the Company's mutual to stock conversion. Related income tax benefits amounted to $429,000.

On a GAAP basis, which includes the nonrecurring items discussed above, the Company reported net income of $1,306,000 for the quarter ended March 31, 2015, net income of $2,745,000 for the quarter ended December 31, 2014, and a net loss of $399,000 for the quarter ended March 31, 2014.

Diluted earnings per share was $0.05 for the first quarter of 2015 compared to $0.10 for the fourth quarter of 2014. Fourth quarter 2014 earnings per share was the same with and without the nonrecurring item mentioned above. Blue Hills Bancorp was not a publicly traded company in the first quarter of 2014 and earnings per share is not applicable for that period.

Commenting on the first quarter results, William Parent, President and Chief Executive Officer of Blue Hills Bancorp, said "We continued to make progress this quarter in executing our plan of becoming a diversified full service community bank. While competition for lending business is very intense and we endured some abnormally bad weather, we were still able to grow our loan portfolio by 3%, or 12% annualized, from the end of 2014. Deposits were up slightly from the end of the year even with an expected seasonal decline in Nantucket and we are very pleased with the progress made by our Milton branch with over $25 million of deposits at the end of March from its opening in October of last year. In addition, the quarter also reflected good expense control with noninterest expense down slightly from the fourth quarter."

Mr. Parent continued, "Our mutual to stock conversion has provided us with a significant amount of capital. With a tangible common equity ratio above 23%, we are mindful of deploying the excess capital in ways that are both consistent with our long-term goals and in the best interest of our shareholders."

BALANCE SHEET
Total assets grew $30 million during the first three months of 2015 to $1.8 billion at March 31, 2015, mainly due to loans which were up $33 million, or 3%. The higher level of loans was driven primarily by growth in the commercial real estate portfolio which was up $20 million, or 5%, from December 31, 2014. Other loan categories had smaller increases the largest of which was construction loans, up $6 million, or 12%.

Compared to March 31, 2014, total assets increased $258 million, or 17%. Loans accounted for essentially all of the growth in total assets reflecting a combination of originations and participations as the Company continued to execute on its strategy to diversify its balance sheet. By category, commercial real estate loans were up $95 million, or 31%; residential mortgages were up $82 million, or 21%; commercial business loans were up $39 million, or 34%; and construction loans were up $36 million, or 150%.

Total deposits grew $8 million, or less than 1%, during the first quarter of 2015, to $1.2 billion at March 31, 2015. Compared to the end of 2014, small increases in the NOW/demand and the certificates of deposit categories were partially offset by slight declines in regular savings and money market deposits. Deposits were impacted by continued growth in our new Milton, Massachusetts branch and a seasonal decline at Nantucket Bank. Brokered deposit balances were essentially unchanged from December 31, 2014 while short-term borrowings increased $30 million during the first quarter to $70 million at March 31, 2015. Compared to March 31, 2014, deposits increased $104 million, or 9%.  This included an increase of $42 million in customer deposits, which was mainly due to a higher level of money market deposits partially offset by a decline in regular savings deposits. Brokered deposits grew $62 million from a year ago.

Stockholders’ equity was $415 million at March 31, 2015 compared to $412 million at December 31, 2014 and $173 million at December 31, 2013. The increase from a year ago reflects the Company's mutual to stock conversion that was completed in July 2014. Proceeds from the stock offering were used to fund asset growth and to pay down debt and, as a result, borrowings declined to $105 million at March 31, 2015 from $195 million at March 31, 2014. As part of the conversion, the Company also (1) redeemed $18.7 million of preferred stock that had been issued to the U.S. Treasury as part of the Small Business Lending Fund Program and (2) established an employee stock ownership plan ("ESOP") which acquired 8% of the shares issued in the conversion. The $21.8 million related to the ESOP is shown as a reduction to stockholders' equity on the balance sheet. The tangible common equity to tangible assets ratio increased to 23.04% at March 31, 2015 from 9.40% at March 31, 2014 as a result of the additional capital received from the mutual to stock conversion.

NET INTEREST AND DIVIDEND INCOME
Net interest and dividend income was $10.7 million in the first quarter of 2015, down $1.9 million, or 15%, from $12.6 million in the fourth quarter of 2014. Net interest margin declined to 2.62% in the first quarter of 2015 from 3.07% in the fourth quarter of 2014. The decline in net interest income and margin from the fourth quarter was due to a $2.1 million drop in dividend income reflecting a lower level of dividends received on mutual fund investments. The vast majority of dividends from the mutual fund investments is typically received in the second half of the year. Excluding the decline in mutual fund dividends, net interest income increased $221,000, or 2%, from the fourth quarter of 2014 while net interest margin improved 7 basis points to 2.67% in the first quarter of 2015 from 2.60% in the fourth quarter of 2014.  The improvement, was due in part to a repositioning of our debt securities portfolio which has resulted in a higher yield.  In addition, net interest income benefited from a $30 million, or 3%, increase in average loans.  Partially offsetting these improvements was a 4 basis point increase in the cost of interest bearing liabilities to 0.69% in the first quarter of 2015 due primarily to the impact of promotional rate deposit pricing programs.  Net interest income and margin in both quarters were impacted by purchase accounting accretion related to the January 2014 Nantucket Bank acquisition. Accretion in the first quarter of 2015 contributed $220,000 to net interest income compared to $186,000 in the fourth quarter of 2014. Nantucket accretion also added approximately 5 basis points to net interest margin in each quarter. The $3.4 million remaining balance of accretable yield at March 31, 2015 is expected to be recorded to net interest income in future quarters.

Compared to the first quarter of 2014, net interest and dividend income increased $2.2 million, or 25%, while net interest margin improved 10 basis points. The improvement in net interest income reflects a $298 million, or 34%, increase in average loans driven by higher levels of loans in all categories, with the biggest growth seen in the residential mortgage and commercial real estate portfolios. The bulk of the loan growth was funded with a significant increase in noninterest bearing funds, which benefited both net interest income and margin. Average equity increased $241 million due to the Company's mutual to stock conversion while average noninterest bearing deposits increased $30 million, or 31%, to $126 million in the first quarter of 2015. Purchase accounting accretion related to the January 2014 Nantucket Bank acquisition contributed $220,000 to net interest income and 5 basis points to net interest margin in the first quarter of 2015 compared to $190,000 and 6 basis points, respectively, in the first quarter of 2014. These benefits were partially offset by an 11 basis point increase in the cost of interest bearing liabilities from the first quarter of last year.

NONINTEREST INCOME
Noninterest income was $2.2 million in the first quarter of 2015 compared to $2.1 million in the fourth quarter of 2014, excluding a $182,000 bank-owned life insurance death benefit that was recognized last quarter.  Securities gains increased $884,000 to $1.3 million in the first quarter of 2015. This increase was partially offset by (1) lower deposit account fees and interchange and ATM fees due to seasonality, (2) a decline in mortgage banking income mainly due to lower gains on the sale of jumbo residential loans, and (3) a decline in loan level derivative income reflecting fewer conversions of commercial loans from floating to fixed rate.  In addition, the Company reported negative miscellaneous income in the first quarter as a decline in interest rates resulted in higher negative marks on commercial loan customer interest rate swap contracts. While these interest rate marks create quarterly volatility in the results which is at times significant, barring unforeseen circumstances there is no net impact to earnings over the life of each contract.  Miscellaneous income was also impacted by the absence of income recorded in the fourth quarter of 2014 from a commercial loan prepayment and the settlements of class action lawsuits related to legacy investments.

Compared to the first quarter of 2014, noninterest income increased $555,000, or 34%, due mainly to a $777,000 increase in securities gains. In addition, deposit account fees and interchange and ATM fees improved due to changes in the fee structure, debit card activity, and a full quarter of fees from Nantucket Bank in 2015 vs. a partial quarter in 2014. Mortgage banking income also increased from a year ago due mainly to higher gains from the sale of conventional residential mortgage loans. These improvements were partially offset by some of the factors discussed above including a lower level of loan derivative income and a higher negative mark on commercial loan customer interest rate swap contracts related to changes in interest rates.

NONINTEREST EXPENSE
Noninterest expense was $10.6 million in the first quarter of 2015 compared to $10.7 million in the fourth quarter of 2014.
The decline from last quarter reflected a $257,000 drop in expenses related to the employee stock ownership plan (ESOP) that was implemented last year in connection with the mutual to stock conversion. The equivalent of a full year of ESOP expense was recorded in the final two quarters of 2014 and the ESOP expense in the first quarter of 2015 is more representative of a normal quarterly cost for this plan. In addition, advertising expense declined $153,000. These declines were partially offset by higher occupancy and equipment expense due, in part, to a significant increase in snow removal costs related to the severe winter weather experienced throughout our service area.

Noninterest expense of $10.3 million in the first quarter of 2014 included $775,000 of one-time costs related to the January 2014 Nantucket Bank acquisition and $488,000 related to the Company's mutual to stock conversion. Excluding these items, noninterest expense was $9.0 million in the first quarter of 2014, compared to $10.6 million in the first quarter of 2015. The $1.6 million increase reflects (1) a full quarter of operating expenses and core deposit intangible amortization for Nantucket Bank in the first quarter of 2015 vs. a partial quarter a year ago, (2) higher advertising expense, (3) the opening of the Milton, Massachusetts branch and the establishment of a loan production office in Plymouth, Massachusetts, (4) higher expenses related to the ESOP which went into effect at the time of the mutual to stock conversion, and (5) an increase in snow removal costs.

ASSET QUALITY
The provision for loan losses was $279,000 in the first quarter of 2015 compared to $270,000 in the fourth quarter of 2014 and $714,000 in the first quarter of 2014. The provisions in all quarters reflect management’s assessment of the risks inherent in the loan portfolio. Provisions in each of the three quarters were significantly higher than net chargeoffs. The Company had net loan chargeoffs of $14,000 in the first quarter of 2015, $19,000 in the fourth quarter of 2014 and $39,000 in the first quarter of 2014.

The allowance for loan losses as a percentage of total loans was 1.12% at March 31, 2015 compared to 1.13% at December 31, 2014, and 1.12% at March 31, 2014. The allowance for loan losses as a percentage of nonaccrual loans was 278% at March 31, 2015 compared to 290% at December 31, 2014 and 268% at March 31, 2014.

Nonperforming assets were $4.8 million at March 31, 2015 compared to $4.5 million at December 31, 2014 and $3.9 million at March 31, 2014. Nonperforming assets as a percentage of total assets were 0.27% at March 31, 2015 compared to 0.26% at both December 31, 2014 and March 31, 2014.

ABOUT BLUE HILLS BANCORP
Blue Hills Bancorp, Inc., with corporate headquarters in Norwood MA, had assets of $1.8 billion at March 31, 2015 and operates 10 branch offices in Brookline, Dedham, Hyde Park, Milton, Nantucket, Norwood and West Roxbury, Massachusetts. Blue Hills Bank is a full service, community bank with its main office in Hyde Park, Massachusetts. The three branches in Nantucket, Massachusetts operate under the name, Nantucket Bank, a division of Blue Hills Bank. The Bank provides consumer and commercial deposit and loan products to Eastern Massachusetts through a growing branch network and eCommerce channels. The Bank offers commercial and industrial and commercial real estate loans in addition to cash management services and commercial deposit accounts. The Bank also serves consumers through a full suite of consumer banking products including checking accounts, mortgage loans, equity lines of credit and traditional savings and certificate of deposit accounts. The Bank has invested substantially in online technology including online account opening and funding, online mortgage applications, online banking, mobile banking, bill pay and mobile deposits. Previously known as Hyde Park Savings Bank, Blue Hills Bank has been serving area residents for over 140 years. For more information about Blue Hills Bank, visit the Blue Hills web site at www.bluehillsbank.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the PSLRA). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: our ability to implement successfully our new business strategy, which includes significant asset and liability growth; changes that could adversely affect the business in which the Company and the Bank are engaged; prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services. For additional information on some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Media and Investor Contact:
William Parent, 617-360-6520

Blue Hills Bancorp, Inc.
Consolidated Balance Sheets

(Dollars in thousands)				% Change
	March 31, 2015	December 31, 2014	March 31, 2014	March 31, 2015 vs. December 31, 2014	March 31, 2015 vs. March 31, 2014
Assets
Cash and due from banks	$10,045	$15,345	$17,811	(34.5)%	(43.6)%
Short term investments	26,966	44,801	29,402	(39.8)	(8.3)
Total cash and cash equivalents	37,011	60,146	47,213	(38.5)	(21.6)
Securities available for sale, at fair value	429,551	416,447	444,959	3.1	(3.5)
Federal Home Loan Bank stock, at cost	11,702	11,702	11,246	—	4.1
Loans held for sale	17,681	14,591	874	21.2	1,923.0
Loans:
1-4 family residential	463,334	461,719	381,613	0.3	21.4
Home equity	63,276	61,508	63,433	2.9	(0.2)
Commercial real estate	405,670	385,228	310,266	5.3	30.7
Construction	59,513	53,258	23,787	11.7	150.2
Total real estate loans	991,793	961,713	779,099	3.1	27.3
Commercial business	154,367	151,521	115,099	1.9	34.1
Consumer	32,845	32,653	29,571	0.6	11.1
Total loans	1,179,005	1,145,887	923,769	2.9	27.6
Allowance for loan losses	(13,238)	(12,973)	(10,346)	2.0	28.0
Loans, net	1,165,767	1,132,914	913,423	2.9	27.6
Premises and equipment, net	18,869	18,788	18,281	0.4	3.2
Accrued interest receivable	4,793	4,433	3,906	8.1	22.7
Goodwill and core deposit intangible	12,955	13,392	14,870	(3.3)	(12.9)
Net deferred tax asset	5,172	6,233	1,859	(17.0)	178.2
Bank-owned life insurance	30,848	30,595	30,080	0.8	2.6
Other assets	23,535	18,907	12,816	24.5	83.6
Total assets	$1,757,884	$1,728,148	$1,499,527	1.7%	17.2%
Liabilities and Stockholders' Equity
NOW and demand	$256,746	$245,117	$242,544	4.7%	5.9%
Regular savings	301,932	303,834	351,040	(0.6)	(14.0)
Money market	269,164	280,139	195,713	(3.9)	37.5
Certificates of deposit	310,672	301,755	306,759	3.0	1.3
Brokered money market	23,991	23,166	—	3.6	100.0
Brokered certificates of deposit	58,705	58,705	20,705	—	183.5
Total deposits	1,221,210	1,212,716	1,116,761	0.7	9.4
Short-term borrowings	70,000	40,000	150,000	75.0	(53.3)
Long-term debt	35,000	35,000	45,000	—	(22.2)
Other liabilities	16,730	28,826	14,601	(42.0)	14.6
Total liabilities	1,342,940	1,316,542	1,326,362	2.0	1.2
Preferred stock	—	—	18,724	—	(100.0)
Common stock	285	285	—	—	100.0
Additional paid-in capital	281,094	281,035	—	—	100.0
Unearned compensation- ESOP	(21,825)	(22,014)	—	(0.9)	100.0
Retained earnings	151,029	149,723	149,742	0.9	0.9
Accumulated other comprehensive income	4,361	2,577	4,699	69.2	(7.2)
Total stockholders' equity	414,944	411,606	173,165	0.8%	139.6%
Total liabilities and stockholders' equity	$1,757,884	$1,728,148	$1,499,527	1.7%	17.2%

Blue Hills Bancorp, Inc
Consolidated Balance Sheet Trend

(Dollars in thousands)	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Assets
Cash and due from banks	$10,045	$15,345	$14,632	$15,308	$17,811
Short term investments	26,966	44,801	39,229	281,618	29,402
Total cash and cash equivalents	37,011	60,146	53,861	296,926	47,213
Securities available for sale, at fair value	429,551	416,447	417,164	417,581	444,959
Federal Home Loan Bank stock, at cost	11,702	11,702	11,702	11,702	11,246
Loans held for sale	17,681	14,591	2,465	22,398	874
Loans:
1-4 family residential	463,334	461,719	466,963	408,528	381,613
Home equity	63,276	61,508	62,958	62,508	63,433
Commercial real estate	405,670	385,228	368,069	334,647	310,266
Construction	59,513	53,258	56,939	45,192	23,787
Total real estate loans	991,793	961,713	954,929	850,875	779,099
Commercial business	154,367	151,521	138,357	120,313	115,099
Consumer	32,845	32,653	32,210	30,457	29,571
Total loans	1,179,005	1,145,887	1,125,496	1,001,645	923,769
Allowance for loan losses	(13,238)	(12,973)	(12,721)	(11,292)	(10,346)
Loans, net	1,165,767	1,132,914	1,112,775	990,353	913,423
Premises and equipment, net	18,869	18,788	18,616	18,209	18,281
Accrued interest receivable	4,793	4,433	4,367	4,127	3,906
Goodwill and core deposit intangible	12,955	13,392	13,854	14,361	14,870
Net deferred tax asset	5,172	6,233	4,456	1,020	1,859
Bank-owned life insurance	30,848	30,595	30,576	30,326	30,080
Other assets	23,535	18,907	16,775	16,102	12,816
Total assets	$1,757,884	$1,728,148	$1,686,611	$1,823,105	$1,499,527
Liabilities and Stockholders' Equity
NOW and demand	$256,746	$245,117	$252,439	$237,586	$242,544
Regular savings	301,932	303,834	318,557	343,697	351,040
Money market	269,164	280,139	233,392	195,264	195,713
Certificates of deposit	310,672	301,755	289,384	293,516	306,759
Brokered money market	23,991	23,166	—	—	—
Brokered certificates of deposit	58,705	58,705	58,705	81,205	20,705
Total deposits	1,221,210	1,212,716	1,152,477	1,151,268	1,116,761
Stock subscriptions	—	—	—	283,958	—
Short-term borrowings	70,000	40,000	75,000	160,000	150,000
Long-term debt	35,000	35,000	35,000	35,000	45,000
Other liabilities	16,730	28,826	14,068	16,724	14,601
Total liabilities	1,342,940	1,316,542	1,276,545	1,646,950	1,326,362
Preferred stock	—	—	—	18,724	18,724
Common stock	285	285	285	—	—
Additional paid-in capital	281,094	281,035	280,926	—	—
Unearned compensation- ESOP	(21,825)	(22,014)	(22,393)	—	—
Retained earnings	151,029	149,723	146,979	149,959	149,742
Accumulated other comprehensive income	4,361	2,577	4,269	7,472	4,699
Total stockholders' equity	414,944	411,606	410,066	176,155	173,165
Total liabilities and stockholders' equity	$1,757,884	$1,728,148	$1,686,611	$1,823,105	$1,499,527

Blue Hills Bancorp, Inc.
Consolidated Statement of Operations-Quarters

(Dollars in thousands, except share data)	Quarters Ended			% Change
	March 31, 2015	December 31, 2014	March 31, 2014	March 31, 2015 vs. December 31, 2014	March 31, 2015 vs. March 31, 2014
Interest and fees on loans	$10,427	$10,207	$8,051	2.2%	29.5%
Interest on securities	2,136	2,027	1,937	5.4%	10.3%
Dividends	100	2,221	166	(95.5)%	(39.8)%
Other	19	30	15	(36.7)%	26.7%
Total interest and dividend income	12,682	14,485	10,169	(12.4)%	24.7%
Interest on deposits	1,763	1,675	1,351	5.3%	30.5%
Interest on borrowings	254	243	304	4.5%	(16.4)%
Total interest expense	2,017	1,918	1,655	5.2%	21.9%
Net interest and dividend income	10,665	12,567	8,514	(15.1)%	25.3%
Provision for loan losses	279	270	714	3.3%	(60.9)%
Net interest and dividend income, after provision for loan losses	10,386	12,297	7,800	(15.5)%	33.2%
Deposit account fees	333	342	291	(2.6)%	14.4%
Interchange and ATM fees	326	351	285	(7.1)%	14.4%
Mortgage banking	101	300	68	(66.3)%	48.5%
Loan level derivative income	4	157	150	(97.5)%	(97.3)%
Realized securities gains and impairment losses, net	1,318	434	541	203.7%	143.6%
Gain on trading assets, net	—	—	25	—%	(100.0)%
Bank-owned life insurance income	253	261	249	(3.1)%	1.6%
Bank-owned life insurance death benefit gains	—	182	—	(100.0)%	—%
Miscellaneous	(151)	267	20	(156.6)%	(855.0)%
Total noninterest income	2,184	2,294	1,629	(4.8)%	34.1%
Salaries and employee benefits	5,489	5,543	5,129	(1.0)%	7.0%
Occupancy and equipment	1,498	1,256	1,601	19.3%	(6.4)%
Data processing	819	878	605	(6.7)%	35.4%
Professional fees	632	575	1,159	9.9%	(45.5)%
Advertising	500	653	301	(23.4)%	66.1%
FDIC deposit insurance	292	532	178	(45.1)%	64.0%
Directors' fees	124	30	150	313.3%	(17.3)%
Amortization of core deposit intangible	437	461	353	(5.2)%	23.8%
Other general and administrative	835	814	780	2.6%	7.1%
Total noninterest expense	10,626	10,742	10,256	(1.1)%	3.6%
Income (loss) before income taxes	1,944	3,849	(827)	(49.5)%	335.1%
Provision (benefit) for income taxes	638	1,104	(428)	(42.2)%	249.1%
Net income (loss)	$1,306	$2,745	$(399)	(52.4)%	427.3%

Earnings per common share:
Basic	$0.05	$0.10	n/a	n/a	n/a
Diluted	$0.05	$0.10	n/a	n/a	n/a
Weighted average shares outstanding:
Basic	26,274,738	26,243,957	n/a	n/a	n/a
Diluted	26,274,738	26,243,957	n/a	n/a	n/a

Blue Hills Bancorp Inc.
Consolidated Statements of Operations - Trend
	Quarters Ended
(Dollars in thousands, except share data)	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014	2014	2014	2014
Interest and fees on loans	$10,427	$10,207	$9,725	$9,399	$8,051
Interest on securities	2,136	2,027	1,892	2,003	1,937
Dividends	100	2,221	1,388	119	166
Other	19	30	65	30	15
Total interest and dividend income	12,682	14,485	13,070	11,551	10,169
Interest on deposits	1,763	1,675	1,376	1,348	1,351
Interest on borrowings	254	243	275	326	304
Total interest expense	2,017	1,918	1,651	1,674	1,655
Net interest and dividend income	10,665	12,567	11,419	9,877	8,514
Provision for loan losses	279	270	1,438	959	714
Net interest and dividend income, after provision for loan losses	10,386	12,297	9,981	8,918	7,800
Deposit account fees	333	342	337	343	291
Interchange and ATM fees	326	351	390	371	285
Mortgage banking	101	300	341	75	68
Loan level derivative income	4	157	296	57	150
Realized securities gains and impairment losses, net	1,318	434	349	1,191	541
Gains on trading assets, net	—	—	—	—	25
Bank-owned life insurance income	253	261	250	246	249
Bank-owned life insurance death benefit gains	—	182	—	—	—
Pension curtailment gain	—	—	1,304	—	—
Miscellaneous	(151)	267	107	27	20
Total noninterest income	2,184	2,294	3,374	2,310	1,629
Salaries and employee benefits	5,489	5,543	5,424	5,212	5,129
Occupancy and equipment	1,498	1,256	1,150	1,298	1,601
Data processing	819	878	805	701	605
Professional fees	632	575	694	1,123	1,159
Advertising	500	653	815	658	301
FDIC deposit insurance	292	532	360	196	178
Directors' fees	124	30	150	156	150
Amortization of core deposit intangible	437	461	485	509	353
Charitable Foundation contribution	—	—	7,000	—	—
Other general and administrative	835	814	865	809	780
Total noninterest expense	10,626	10,742	17,748	10,662	10,256
Income (loss) before income taxes	1,944	3,849	(4,393)	566	(827)
Provision (benefit) for income taxes	638	1,104	(1,435)	137	(428)
Net income (loss)	$1,306	$2,745	$(2,958)	$429	$(399)

Earnings per common share:
Basic	$0.05	$0.10	n/a	n/a	n/a
Diluted	$0.05	$0.10	n/a	n/a	n/a
Weighted average shares outstanding:
Basic	26,274,738	26,243,957	n/a	n/a	n/a
Diluted	26,274,738	26,243,957	n/a	n/a	n/a

Blue Hills Bancorp Inc.
Average Balances/Yields
(Dollars in thousands)	Quarters Ended
	March 31, 2015			December 31, 2014			March 31, 2014
	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost
Interest-earning assets
Total loans	$1,178,716	$10,427	3.59%	$1,148,744	$10,207	3.53%	$880,754	$8,051	3.71%
Securities	422,092	2,185	2.10	416,867	4,205	4.00	443,084	2,066	1.89
Other interest earning assets and FHLB stock	50,603	70	0.56	59,028	73	0.49	46,176	52	0.46
Total interest-earning assets	1,651,411	12,682	3.11%	1,624,639	14,485	3.54%	1,370,014	10,169	3.01%
Non-interest-earning assets	97,427			92,241			71,684
Total assets	$1,748,838			$1,716,880			$1,441,698

Interest-bearing liabilities
NOW	$122,226	$14	0.05%	$136,210	$31	0.09%	$114,927	$21	0.07%
Regular savings	301,135	319	0.43	310,591	342	0.44	350,377	354	0.41
Money market	297,359	508	0.69	279,622	469	0.67	170,283	209	0.50
Certificates of deposit	353,480	922	1.06	356,255	833	0.93	355,463	767	0.88
Total interest-bearing deposits	1,074,200	1,763	0.67	1,082,678	1,675	0.61	991,050	1,351	0.55
Borrowings	108,556	254	0.95	83,054	243	1.16	165,333	304	0.75
Total interest-bearing liabilities	1,182,756	2,017	0.69%	1,165,732	1,918	0.65%	1,156,383	1,655	0.58%
Non-interest-bearing deposits	125,915			122,263			96,193
Other non-interest-bearing liabilities	25,681			16,876			15,682
Total liabilities	1,334,352			1,304,871			1,268,258
Stockholders' equity	414,486			412,009			173,440
Total liabilities and stockholders' equity	$1,748,838			$1,716,880			$1,441,698

Net interest and dividend income		$10,665			$12,567			$8,514
Net interest rate spread			2.42%			2.89%			2.43%
Net interest margin			2.62%			3.07%			2.52%
Total deposit cost			0.60%			0.55%			0.50%
No tax equivalent yield adjustments have been made as the effect of such adjustments would not be material.

Blue Hills Bancorp, Inc.
Average Balances - Trend
	Quarters ended
(Dollars in thousands)	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014	2014	2014	2014
Interest-earning assets
Total loans	$1,178,716	$1,148,744	$1,085,951	$969,417	$880,754
Securities	422,092	416,867	414,864	422,335	443,084
Other interest earning assets and FHLB stock	50,603	59,028	113,163	94,149	46,176
Total interest-earning assets	1,651,411	1,624,639	1,613,978	1,485,901	1,370,014
Non-interest-earning assets	97,427	92,241	91,717	90,026	71,684
Total assets	$1,748,838	$1,716,880	$1,705,695	$1,575,927	$1,441,698

Interest-bearing liabilities
NOW	$122,226	$136,210	$124,846	$121,263	$114,927
Regular savings	301,135	310,591	336,151	345,837	350,377
Money market	297,359	279,622	197,500	191,972	170,283
Certificates of deposit	353,480	356,255	346,807	359,668	355,463
Total interest-bearing deposits	1,074,200	1,082,678	1,005,304	1,018,740	991,050
Borrowings	108,556	83,054	145,848	206,077	165,333
Total interest-bearing liabilities	1,182,756	1,165,732	1,151,152	1,224,817	1,156,383
Non-interest-bearing deposits	125,915	122,263	117,393	112,849	96,193
Other non-interest-bearing liabilities	25,681	16,876	78,377	63,496	15,682
Total liabilities	1,334,352	1,304,871	1,346,922	1,401,162	1,268,258
Stockholders' equity	414,486	412,009	358,773	174,765	173,440
Total liabilities and stockholders' equity	$1,748,838	$1,716,880	$1,705,695	$1,575,927	$1,441,698

Blue Hills Bancorp, Inc.
Yield Trend
	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014	2014	2014	2014
Interest-earning assets
Total loans	3.59%	3.53%	3.55%	3.89%	3.71%
Securities	2.10%	4.00%	3.10%	1.98%	1.89%
Other interest earning assets and FHLB stock	0.56%	0.49%	0.38%	0.30%	0.46%
Total interest-earning assets	3.11%	3.54%	3.21%	3.12%	3.01%

Interest-bearing liabilities
NOW	0.05%	0.09%	0.06%	0.06%	0.07%
Regular savings	0.43%	0.44%	0.42%	0.38%	0.41%
Money market	0.69%	0.67%	0.54%	0.52%	0.50%
Certificates of deposit	1.06%	0.93%	0.83%	0.84%	0.88%
Total interest-bearing deposits	0.67%	0.61%	0.54%	0.53%	0.55%
Borrowings	0.95%	1.16%	0.75%	0.63%	0.75%
Total interest-bearing liabilities	0.69%	0.65%	0.57%	0.55%	0.58%

Net interest rate spread	2.42%	2.89%	2.64%	2.57%	2.43%
Net interest margin	2.62%	3.07%	2.81%	2.67%	2.52%
Total deposit cost	0.60%	0.55%	0.49%	0.48%	0.50%

No tax equivalent yield adjustments have been made as the effect of such adjustments would not be material.

Blue Hills Bancorp Inc.
Reconciliation of GAAP to Non-GAAP Net Income (Loss)
		Quarters Ended
(Dollars in thousands)	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014	2014	2014	2014

Net income (loss)-GAAP basis	$1,306	$2,745	$(2,958)	$429	$(399)
Noninterest income adjustments:
Less gain on bank-owned life insurance death benefits	—	(182)	—	—	—
Less pension curtailment gain	—	—	(1,304)	—	—
Noninterest expense adjustments:
Add Nantucket Bank acquisition expenses	—	—	2	173	775
Add expenses related to mutual to stock conversion	—	—	51	330	488
Add Charitable Foundation contribution	—	—	7,000	—	—
Income tax effects	—	—	(1,955)	(171)	(429)
Net income-Non-GAAP basis	$1,306	$2,563	$836	$761	$435

The Company’s management believes that the presentation of net income on a non-GAAP basis excluding nonrecurring items provides useful information for evaluating the Company’s operating results and any related trends that may be affecting the Company’s business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
	Quarters Ended
(Dollars in thousands, except share data)	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014	2014	2014	2014
Performance Ratios (annualized)
Basic and diluted EPS
GAAP	$0.05	$0.10	n/a	n/a	n/a
Non-GAAP(1)	$0.05	$0.10	n/a	n/a	n/a
Return (loss) on average assets (ROAA):
GAAP	0.30%	0.63%	(0.69)%	0.11%	(0.11)%
Non-GAAP(1)	0.30%	0.59%	0.19%	0.19%	0.12%
Return (loss) on average equity (ROAE):
GAAP	1.28%	2.64%	(3.27)%	0.98%	(0.93)%
Non-GAAP(1)	1.28%	2.47%	0.92%	1.75%	1.02%
Return (loss) on average tangible common equity (ROATCE):
GAAP	1.32%	2.73%	(3.53)%	1.21%	(1.12)%
Non-GAAP(1)	1.32%	2.55%	1.00%	2.14%	1.22%
Efficiency Ratio:
GAAP	83%	72%	120%	87%	101%
Non-GAAP(1)	83%	73%	79%	83%	89%

(1) See page 12 for a reconciliation of Non-GAAP financial measures

	At or for the Quarters Ended
	March 31,	December 31,	March 31,
	2015	2014	2014
Asset Quality
Nonperforming Assets	$4,766	$4,481	$3,857
Nonperforming Assets/Total Assets	0.27%	0.26%	0.26%
Allowance for Loan Losses/Total Loans	1.12%	1.13%	1.12%
Net Chargeoffs (Recoveries)	$14	$19	$39
Annualized Chargeoffs Net (Recoveries)/Average Loans	—%	—%	0.02%
Allowance for Loan Losses/ Nonperforming Loans	278%	290%	268%

Capital/Other
Common shares outstanding	28,466,813	28,466,813	n/a
Book value per share	$14.58	$14.46	n/a
Tangible book value per share	$14.12	$13.99	n/a
Tangible Common Equity/Tangible Assets	23.04%	23.22%	9.40%
Full-time Equivalent Employees	204	202	200